1 Fourth Quarter 2022 Shareholder Letter

“We closed the fourth quarter and 2022 with a strong finish. We grew fourth quarter Total revenue by 17.4% year-over-year to $238.5 million with 2022 System-wide sales reaching $1.4 billion. Fourth quarter Average weekly sales was $76,000 and we reported 18.8% Shack-level operating profit margin. Despite continued macro challenges, we opened 35 total Shacks in the fourth quarter – including 22 Company-operated Shacks. As of today, we have over 440 Shacks open globally. Macroeconomic uncertainty remains, however momentum in the quarter moved in a positive direction with continued return to office and increased travel demand,” said Chief Executive Officer, Randy Garutti. “We were pleased with the strength of our recent sales and margin performance, supported by positive reception to our October pricing and in-Shack traffic growth. We continue to focus on what differentiates Shake Shack and are confident that our strategic priorities will continue to improve our profitability and returns,” said Chief Financial Officer, Katie Fogertey. Fourth quarter 2022 highlights, year-over-year: • Total revenue grew 17.4% to $238.5m. • Shack sales grew 17.4% to $229.9m. • Licensing revenue grew 16.6% to $8.6m. • System-wide sales grew 15.8% to $364.1m. • Average weekly sales (AWS) of $76k, up 4% quarter-over-quarter. • Same-Shack sales (SSS) grew 5.1%. • Urban SSS grew 8.1% and suburban SSS grew 2.5%. • Operating loss of $6.3m. • Shack-level operating profit margin1 of 18.8% of Shack sales. • Net loss of $11.1m. • Adjusted EBITDA1 of $19.3m, up 55.1%. • Net loss attributable to Shake Shack Inc. of $10.7m, or a loss of $0.27 per share. • Adjusted pro forma net loss of $2.6m, or a loss of $0.06 per fully exchanged and diluted share. • Opened 22 new domestic Company-operated Shacks. Opened 13 new licensed Shacks, including 4 locations in China. Q 4 2 0 2 2 H I G H L I G H T S System-wide Sales $364.1m 15.8% growth year-over-year. Same-Shack Sales (SSS) Growth +5.1% Led by higher menu price and in-Shack traffic growth. Shack-level Operating Profit Margin1 18.8% Strongest fourth quarter restaurant margin in three years. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Shack-level operating profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

$74K $68K $76K $73K $76K 4Q21 1Q22 2Q22 3Q22 4Q22 42% 43% 38% 36% 36% 0% 10% 20% 30% 40% 50% 60% 70% $40M $50M $60M $70M $80M $90M $100M 4Q21 1Q22 2Q22 3Q22 4Q22 $32M $30M $42M $36M $43M 16.4% 15.2% 18.8% 16.3% 18.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 4Q21 1Q22 2Q22 3Q22 4Q22 $203M $203M $231M $228M $239M 4Q21 1Q22 2Q22 3Q22 4Q22 369 382 395 402 436 4Q21 1Q22 2Q22 3Q22 4Q22 $314M $310M $352M $353M $364M 4Q21 1Q22 2Q22 3Q22 4Q22 1. Digital sales include sales made through the Shake Shack mobile application, Shake Shack website, and delivery partners. It does not include sales through kiosks that are located inside Shacks. Digital sales and digital sales mix are key metrics and fiscal 2022 excludes the $1.3m cumulative catch-up of gift card breakage, recognized in Shack sales in 1Q22. 2. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. Total Revenue Digital Sales1 $ Shack-level Operating Profit2 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 4 2 0 2 2 H I G H L I G H T S R E S U L T S S U P P O R T E D B Y M E N U P R I C E A N D I N - S H A C K T R A F F I C G R O W T H % label indicates digital mix of sales % label indicates Shack-level operating profit margin2 3

4 TO O U R S H A R E H O L D E R S We ended the year on a strong note, with fourth quarter Average weekly sales of $76,000, with year-over- year growth driven by higher menu prices and in-Shack traffic – as more guests returned to travel, office, urban centers, and events. Shack-level operating profit margin was 18.8% in the fourth quarter, one of our highest quarterly margins in three years, despite facing high single-digit inflationary pressures in food and paper and making continued investments in our team members. We are confident that our 2023 Strategic Priorities, shared at the 25th Annual ICR Conference, are the right plan to both sustain recent momentum and ensure the long-term success of our business: 1) recruiting, rewarding and retaining a winning team, 2) relentless focus on the guest experience, led by our culinary strategy, 3) a targeted development strategy with focus on drive-thru, 4) improving Shack-level operating profit margins, and 5) investing with discipline for strong returns. Recruiting, rewarding and retaining our Team Members is our number one priority. We have not been immune to the staffing challenges in the industry, yet have seen a marked improvement in hiring over the last few months as we have doubled down on recruitment, retention and training efforts. Our culinary strategy is core to delivering a great guest experience and is just one way that we differentiate ourselves from traditional fast food. Our fourth quarter Hot Ones LTO was a success. We just launched our premium White Truffle LTO, reinforcing our elevated approach and premium ingredients. This year we plan to launch a new Veggie ShackBurger and plant-based Shake nationally, and test more ideas developed here in our Innovation Kitchen in New York City. Supply chain and permitting delays continue to impact our pace of development. We ended the year with 35 system-wide openings in the fourth quarter and plan to open approximately 65 –70 Shacks in 2023 globally across a variety of formats, including 10-15 new drive-thrus. This targeted approach to development gives us confidence that our total addressable market continues to expand. We showed strong profitability improvement in the quarter, with 240 bps year-over-year increase in our Shack-level operating profit margin. However, our work is not done. While the macro economic backdrop remains uncertain, we are investing with discipline for our growth potential, with a focus on growing sales, margins and net income as we become a much larger company. February 16, 2023 Shake Shack will host a conference call at 8:00 a.m. ET, accessible live over the phone by dialing (877) 407-0792, or for international callers by dialing (201) 689-8263. A replay of the call will be available until February 23, 2023 by dialing (844) 512-2921 or for international callers by dialing (412) 317- 6671; the passcode is 13734860. The live audio webcast of the conference call will also be accessible in the Events & Presentations section on the Company's Investor Relations website at investor.shakeshack.com.

AVERAGE WEEKLY SALES

Fourth quarter AWS was $76k with year-over-year growth led by higher menu price and in-Shack traffic growth. Our traffic benefited from more of our guests gathering and traveling, improved return to office trends and a general improvement in urban mobility. We opened 22 Company-operated Shacks in the quarter and expanded hours in many Shacks to better match the recovering mobility patterns of our guests. In October, we raised our in-Shack menu prices by mid to high single-digits, with a varied strategy of between 2% and 10% across price tiers. This was needed to help address cost pressures from high single-digit food and paper inflation and added investments in our team members.

January AWS was $72k, supported by traffic and price. Traffic was strong as we lapped the impact of Omicron in the prior year and return to office factors improved in January. Omicron had the largest impact on our sales in January 2022, and our sales recovered throughout the first quarter of 2022.

AWS[1] GROWTH WAS LED BY HIGHER MENU PRICE AND IN-SHACK TRAFFIC


Q4 2022 AWS $76K
$72K
$74K
$71K
$68K
$76K
$73K
$73K
$76K
$77K
$72K
Total YoY Shack Sales Growth
48%
38%
44%
31%
23%
17%
18%
16%
18%
34%
Third Quarter 2021
Fourth Quarter 2021[2]
Full Year 2021[3]
First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Fiscal October 2022
Fiscal November 2022
Fiscal December 2022
Fiscal January 2023


ORDER
PICK-UP
Chapel Hill, NC

1. Average weekly sales (AWS) is a key metric. First quarter 2022 AWS excludes the $1.3m cumulative catch-up of gift card breakage income.
2. Fourth Quarter 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the thirteen weeks from September 30, 2021 through December 29, 2021 to the thirteen weeks from September 24, 2020 through December 23, 2020.
3. Full Year 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the fifty-two weeks from December 31, 2020 through December 29, 2021 to the fifty-two weeks from December 26, 2019 through December 23, 2020.

5

SAME-SHACK SALES (SSS)

URBAN & SUBURBAN SSS[1,2] % VS PRIOR YEAR


Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
Urban SSS %
Total SSS %
Suburban SSS %
33%
21%
12%
19%
10%
4%
19%
10%
3%
11%
6%
2%
8%
5%
3%

Same-Shack sales grew 5.1% in the fourth quarter versus 2021, led by higher menu price and strong in-Shack performance. We raised our menu prices by mid to high single-digits in October, with a varied strategy of 2% to 10% increases across price tiers.

Fourth quarter traffic declined 0.9% year-over-year. In-Shack had positive traffic in the quarter, as more guests returned to pre-COVID dining patterns. This relative strength contributed to our margin outperformance in the quarter.

- **Urban SSS grew 8% in the fourth quarter.** Urban SSS was driven by positive price/mix and traffic growth, even as we lapped a strong 4Q2021 in urban markets.
- **Suburban SSS grew 3% in the fourth quarter.** Suburban SSS was driven by positive price/mix and modest traffic declines year-over-year. Our suburban Shacks significantly outperformed our urban Shacks during COVID, and we are pleased to see suburban SSS continue to grow as urban markets recover.

January SSS grew 17.0% versus 2022, with performance led by urban and suburban traffic and the benefit of higher menu price. As a reminder, we lapped the material impact Omicron had on our business in the prior year.

REGIONAL SSS[1,2] % VERSUS PRIOR YEAR


Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Fourth Quarter 2022
52%
39%
26%
19%
17%
11%
17%
13%
7%
4%
1%
1%
NYC (incl. Manhattan)
Manhattan
Northeast
South
Midwest
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. First quarter 2022 excludes the $1.3m cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales in 1Q22.
2. As a reminder, SSS excludes the impact of closures that are two days or more, but one day closures and the impact of operating with fewer hours are not excluded.

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DEVELOPMENT HIGHLIGHTS


Stonestown, CA


Menlo Park Mall, NJ


Canton, MD


West Midtown, GA


Park and Preston, TX

Development Highlights:

- In 4Q 2022, we opened 22 new Company-operated Shacks, including 5 drive-thrus.
- In FY 2022, we opened 36 new Company-operated Shacks, including 9 drive-thrus.
- In total, we have 12 drive-thrus open today, in the South, Midwest, and Colorado.

Expectations for FY 2023:

- In 1Q 2023, we expect to open approximately 6 new Company-operated Shacks.
- In FY 2023, we expect to open approximately 40 new Company-operated Shacks, 10-15 of which will be drive-thrus.
- The average build cost for the class of 2023 is anticipated to be in a similar range to 2022 despite an elevated mix of drive-thru openings.
- We are targeting cost savings where we can for the class of 2023 and beyond.


Springfield, PA


Prudential Center, MA


Chapel Hill, NC

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LICENSED BUSINESS GROWTH

Our fourth quarter Licensing revenue was $8.6m, growing 16.6% year-over-year. Licensing sales[1] grew 13.3% year-over-year to $134.1m. We opened 13 new Shacks in the quarter with our licensed partners. Our sales were negatively impacted by COVID pressures in China, partially offset by strong holiday demand and travel in our airport locations.

Today, we have 188 licensed Shacks globally, including 6 licensed openings quarter-to-date[2]. We expect to open a total of 25 to 30 licensed Shacks in 2023.

LICENSING SALES ROSE 13% YOY

	Fourth Quarter 2021[3]	First Quarter 2022	Second Quarter 2022	Third Quarter 2022	Fourth Quarter 2022
Licensing Sales	$118.4M	$112.8M	$128.6M	$133.7M	$134.1M
YoY Licensing Sales Growth	50%	45%	28%	20%	13%
NSOs	6	6	8	6	13


Suzhou, China


SHAKE SHACK
BURGERS FROZEN CUSTARD FRIES SHAKES FLOATS SODA
Newark Liberty Intl. Airport, NJ

Fiscal October 2022

- Mitikah, Mexico City, Mexico
- Junius Ponds Travel Plaza, NY, USA
- Junction 8, Singapore
- Mall of Asia, Manila, Philippines

Fiscal November 2022

- Universal Studios, Osaka, Japan
- Indianapolis Intl. Airport, IN, USA
- Orlando Intl. Airport, FL, USA
- MixC World, Nanjing, China
- Suzhou Center, Suzhou, China

Fiscal December 2022

- Doha City Center, Doha, Qatar
- Bucheon, Gyeonggi, South Korea
- Hopson One, Beijing, China
- QingPu Outlets, Shanghai, China

Fiscal January 2023

- MixC, Wuhan, China
- Bagdat Street, Istanbul, Turkey
- Newark Liberty Intl. Airport, NJ, USA
- Al Nasser Sports Club, Kuwait

1. Licensing sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
2. Includes two licensed Shack openings in Fiscal February 2023 in Mexico and United Kingdom.
3. Fourth quarter 2021 licensing sales YoY growth excludes the favorable $7.0m impact of the 53rd fiscal accounting week in the fourth quarter 2020.

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9 S H A C K - L E V E L O P E R A T I N G P R O F I T Shack-level operating profit1 of $43.2m grew 34.3% year-over-year and represents an 18.8% margin. In mid-October, we raised our menu prices by 2% to 10% across price tiers to maintain high single-digit pricing into 2023. This, in addition to strong sales performance, labor efficiencies and positive channel mix impact drove our margin performance. We plan for continued investments in our teams and expect high single-digit blended food and paper inflation to persist in the first quarter and expect mid to high single-digit inflation in FY 2023. We opened 22 new Company-operated Shacks in the fourth quarter, and 2 in FY 2023 year-to-date. Historically, our new Shacks tend to take several months to reach full operating efficiency. Our first quarter guidance reflects our expectation for modest ongoing pressure to our Shack-level operating profit margins from the large volume of fourth quarter openings still optimizing their operations through the first quarter. The components of our Shack-level costs in the fourth quarter (covered in more detail in the following pages) are as follows: • Food and paper costs were 29.5% of Shack sales. • Labor and related expenses were 28.9% of Shack sales. • Other operating expenses were 14.8% of Shack sales. • Occupancy and related expenses were 7.9% of Shack sales. 1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up and the benefit from the cumulative catch-up resulted in a 0.5% increase to first quarter 2022 Shack-level operating profit margin. Additionally, Second quarter 2022 Shack-level operating profit margin of 18.8% included a ~40 bps benefit from leadership retreat sponsorship credits. $32M $30M $42M $36M $43M 4Q21 1Q22 2Q22 3Q22 4Q22 Shack-level Operating Profit1 ($) 16.4% 15.2% 18.8% 16.3% 18.8% 4Q21 1Q22 2Q22 3Q22 4Q22 Shack-level Operating Profit Margin1 (%) Shack-level Operating Profit grew 34.3% year-over-year

SHACK-LEVEL OPERATING PROFIT FOOD & PAPER COSTS

Food and paper costs were 29.5% of Shack sales in the fourth quarter, down 150 bps year-over-year. Elevated inflationary pressures in our basket, led by dairy[1] and fries which were up > 25% in the fourth quarter, offset most of the benefit we realized from lower beef prices.

We expect blended food and paper costs to rise by high single-digits % year-over-year in the first quarter. We expect beef prices to decline year-over-year, with most other components remaining inflationary.


COGS as a % of Shack Sales
31.0%
30.4%
29.6%
30.9%
29.5%
4Q21
1Q22
2Q22²
3Q22
4Q22

We expect to realize mid to high single-digit food and paper inflation in FY2023. We do not contract on many input items and note a wider degree of uncertainty around the inflationary outlook on beef for the year. This is the most sizeable component of our basket, and we are currently expecting flat to mid single-digit inflationary pressure this year.

Food and Paper Inflationary Pressures					
Commodities	**Basket Range**	**Q4 2022 YoY Inflation**	**FY 2022 YoY Inflation**	**Q1 2023 YoY Inflation Outlook***	**FY 2023 YoY Inflation Outlook***
Beef	~ 25% to 30%[4]	- LDD %	- LSD %	- MSD %	Flat to +MSD %
Total Food[3]	~ 90%[5]	+ MSD %	+ HSD %	+ MSD %	+ MSD to +HSD %
Paper and Packaging	~ 10%[6]	+ ~15%	+ ~15%	+ LDD %	+ MSD %
Blended Food & Paper	**100%**	**+ HSD %**	**+ HSD %**	**+ HSD %**	**+MSD to +HSD%**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.



1. Dairy includes butter, cheese, custard, and milk.
2. Second quarter 2022 food and paper costs as a % of Shack sales included a ~40 bps benefit from credits related to our leadership retreat.
3. Total Food includes food and beverage.
4. Beef basket range calculated as a % of Total Food.
5. Total Food basket range calculated as a % of Total Blended Food & Paper.
6. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

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SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor as a % of Shack Sales



29.6%
30.7%
29.5%
29.4%
28.9%
4Q21
1Q22
2Q22
3Q22
4Q22

Labor and related expenses ("Labor") was 28.9% of Shack sales in the fourth quarter. We proudly invest in our team members and have raised average starting wages by more than 20% since 2019. We expect mid single-digit wage inflation in 2023 as we make continued investments in our team members. Staffing levels improved throughout the quarter however we still have opportunity to build up to optimal levels in certain Shacks.

Other Opex as a % of Shack Sales



14.9%
15.4%
14.6%
15.5%
14.8%
4Q21
1Q22
2Q22
3Q22
4Q22

Other operating expenses ("Other opex") was 14.8% of Shack sales in the fourth quarter, down 10 bps year-over-year. Other opex benefited from a lower mix of delivery sales and sales leverage. We continue to incur higher costs to keep our restaurants clean and utilities expenses year-over-year. We expect delivery sales mix to increase into the first quarter of 2023, in line with 2022 trends.

Occupancy as a % of Shack Sales



8.1%
8.3%
7.5%
7.9%
7.9%
4Q21
1Q22
2Q22
3Q22
4Q22

Occupancy and related expenses ("Occupancy") was 7.9% of Shack sales in the fourth quarter. Occupancy declined by 20 bps year-over-year as a percentage of Shack sales. Sales leverage was the primary driver of the year-over-year benefit.



SHAKE SHACK
Stand For Something Good

11

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1]


$26M
$31M
$25M
excl. legal expense
$29M
$28M
excl. legal expense
$27M
$32M
4Q21
1Q22
2Q22
3Q22
4Q22

1. FY22 G&A excludes $6.7m of legal expense in FY22. Including the legal expense FY22 G&A expense was $118.8m.

Fourth quarter General and administrative ("G&A") expenses were $31.8m. G&A increased year-over-year primarily to support our teams and the 36 domestic Company-operated Shack openings in 2022.

Depreciation and amortization expense of $19.2m increased as we opened more Shacks. Our D&A increases as we put development and other IT assets into service across our business and in our Shacks.

Pre-opening expense of $6.5m was impacted by development delays. We experienced longer lead times to open restaurants, which impacts pre-opening expense.

Depreciation and Amortization Expense


$16M
$17M
$18M
$19M
$19M
4Q21
1Q22
2Q22
3Q22
4Q22

Pre-opening Costs


$5M
$3M
$3M
$3M
$6M
4Q21
1Q22
2Q22
3Q22
4Q22

Adjusted EBITDA grew 55.1% year-over-year to $19.3m, or 8.1% of Total revenue. EBITDA adjustments for Q4 2022 totaled $4.0m, consisting of (i) equity-based compensation of $3.2m, (ii) impairments & disposals of $0.7m, (iii) amortization of software implementation costs of $0.4m, and (iv) deferred lease costs of ($0.3m).

Adjusted EBITDA[2]


$12M
$10M
$22M
$20M
$19M
4Q21
1Q22
2Q22
3Q22
4Q22



2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

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FINANCIAL OUTLOOK

Fiscal first quarter and fiscal year 2023 guidance is derived from preliminary, unaudited results, based on information currently available to the Company. We raised our 1Q2023 Shack sales, Licensing revenue, and SSS% guidance, lowered FY 2023 Pre-opening costs guidance, and provided additional expectations for FY 2023. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ending March 29, 2023 and its Annual Report on Form 10-K for the fiscal year ending December 27, 2023.

Q1 2023 Guidance

Total revenue	$240.25m - $245.75m
Shack sales	$232m - $237m
Licensing revenue	$8.25m - $8.75m
Same-Shack sales versus 2022	+ HSD %
Shack-level operating profit margin	16.0% - 18.0%
Domestic Company-operated openings	Approximately 6
Licensed openings	6 - 7

FY 2023 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	25 - 30
General and administrative expenses	$125m to $130m[1]
Equity-based compensation	Approximately $17m
Depreciation and amortization expense	$86m to $91m
Pre-opening costs	$17m to $19m

1. G&A includes approximately $15.5m of the approximately $17m total Equity-based compensation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 29, 2021, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.


TAXI
A Voyage in Art & Gastronomy
By Navin Rawanchaikul
A Navin Production Project
For the Launch of Shake Shack Thailand
SHAKE
I ❤ TAXI
SHACK

Navin Rawanchaikul brings the brand back to our hot dog cart roots, weaving together iconic images from Bangkok, NYC, and Shake Shack for our 2023 Thailand launch.

13

14 2023 S TR ATEGIC P RIORIT IE S Recruit, Reward & Retain a Winning Team We put our people first and are doubling down on recruitment and retention to optimize sales. Relentless Focus on the Guest Experience Create crave-able experiences through operational, digital and culinary excellence. Targeted Development Strategy Expand in new and existing markets, in multiple formats with a focus on drive-thru. Improve Shack Margins Constant focus on profitability. Drive sales in all channels, emphasizing our own that have higher margins. Invest with Discipline for Strong Returns Invest in growth opportunities with strong return potential across development and digital, with focus on cost reduction efforts across CapEx and G&A.

2023 STRATEGIC PRIORITIES



Recruit, Reward & Retain a Winning Team

We put our people first and are doubling down on recruitment and retention to optimize sales.

We are leading the way with hospitality.

- Earned a 100% score on Human Rights Campaign's Corporate Equality Index.
- Hosted Leadership Retreat in May 2022 to develop over 1,000 Shake Shack leaders.
- Provide Shift Up leadership competency training and mentorship programs to develop our team.
- Increased starting wages by more than 20% since 2019.

2022 Overall Promotions

55% Women

77% People of Color

2022 Overall Hires

52% Women

81% People of Color


BURGERS FROZEN CUSTARD FRIES SHA
CASH

15

2023 STRATEGIC PRIORITIES



Relentless Focus on the Guest Experience

Create crave-able experiences through operational, digital and culinary excellence.

We are busy in our Innovation Kitchen cooking up exciting culinary treats for our guests.

- We plan to launch a non-dairy shake and a new version of our Veggie ShackBurger.

We are uplifting our culinary program with **Limited Time Offerings (LTOs)** that drive engagement with new and existing guests. Recent LTOs featured:

- **Fall/Winter Lemonade Trio:** Yuzu Orange Cider, Harvest Berry, and Concord Grape Punch.
- **Holiday Shakes:** Christmas Cookie, Chocolate Milk & Cookies, and Chocolate Peppermint.
- **Recently Launched...** White Truffle Burger, White Truffle 'Shroom Burger and Parmesan White Truffle Fries.

We created buzz-worthy collaborations and exclusive experiences including:

- **Enrique Olvera Collab:** Teamed up with the world renowned chef to bring a taste of Mexico City to our West Village and Santa Monica Shacks.
- **Eat Your Feed Fest at Complexcon:** Hosted a Hot Ones pop up at the inaugural Eat Your Feed Fest at Complexcon in Long Beach, California.





WHITE TRUFFLE 'SHROOM BURGER
RESERVATIONS NOT REQUIRED
PARMESAN FRIES WITH WHITE TRUFFLE SAUCE
WHITE TRUFFLE BURGER

16

2023 STRATEGIC PRIORITIES


SHAKE SHACK

Fashion Mall at Keystone, IN
Small Format


drive thru
CLEARANCE 8'-6"
FRESHLY PICKED
Holiday Shakes

Sterling Heights, MI
Drive-Thru Format

Targeted Development Strategy

Drive-thrus allow us to expand in new and existing markets, capturing more guests and occasions.

Right-sized Development:
We utilize a diversified go-to-market strategy with multiple Shack formats including core, small, and drive-thru.

Drive-Thru Expands our TAM:
Drive-thru is an important format that provides more convenient options to a much wider audience.

Licensed Business Development:
Today we have 188 Licensed Shacks open across 16 countries. This year, we are opening in two new countries – The Bahamas and Thailand.

Drive-thrus Opened-to-date

12

Expecting 10 to 15 openings in 2023.

Drive-thru Target AUV

+$4m

vs. 2022 Company-operated AUV of $3.8m.

Drive-thru Build Costs

$2.4 - $3m

A premium vs. class of 2022 average build costs tracking to $2.4m.

17

SHAKE SHACK

2023 STRATEGIC PRIORITIES

Improve Shack Margins

Constant focus on profitability.
Drive sales in all channels, emphasizing our own that have higher margins.

S | Sales Growth

- Digital marketing with a focus on growing our Shack App user base.
- Offer the most attractive pricing in our own channels.
- Further expanding operating hours in our Shacks.
- Create great guest experiences with menu innovation and exciting LTOs.

L | Labor Strategies and Efficiencies

- Focus on improving retention with leadership development programs, competitive salaries, and benefits.
- Streamlining in-Shack operations with kiosks and other initiatives.
- Hired a new Sr. Director of Talent Acquisition & VP of Operations Training.
- Leveraging tipping to give our team members added incentives.

O | Improving Off-premise Profitability

- Marketing initiatives to drive traffic into our own channels.
- Charging higher menu price premiums on third-party delivery channels.
- Reducing off-premise packaging expenses.

P | Strategic Menu Pricing & Supply Chain Initiatives

- Addressing food and paper inflation pressures.
- Strategic approach to pricing across markets to balance traffic & margins.
- Commitment to diversifying suppliers to drive down costs and delays.

Shack-Level Operating Profit by Expenses[1]


22.3%
14.1%
16.7%
17.4%
2019
2020
2021
2022
Occupancy
Other OpEx
COGS
Labor

1. In the Shack-level operating profit by expenses chart above, the shaded area represents the relative size of the expenses to our Shack-level operating profit.

18

2023 STRATEGIC PRIORITIES




SHAKE SHACK

Invest with Discipline for Strong Returns

Measured development and digital growth. Invest in growth opportunities with strong return potential.

Development Long-term Targets[1]

Average Unit Volumes

- Exceeding long-term $2.8m - $3.2m guidance.
- 2022 Company-operated AUV $3.8m.

Shack-level Operating Profit Margins

- Targeting long-term 18% - 22% guidance.

Shack Net Build Costs

- Class of 2022 net build costs tracking to $2.4m, above historical $2.0m - $2.1m, due to inflation and drive-thru mix.
- Class of 2023 expected to be at similarly elevated levels.
- Focused on longer term cost reduction strategies across all formats, even as we open more expensive drive-thru Shacks.

Cash-on-cash Returns[2]

- Targeting +30%.

Digital Strategic Framework & Digital Scale

We are optimizing and personalizing our app, web, and kiosk channels to drive acquisition, frequency, and conversion.

Sales and Profitability Tailwind

- Digital guests spend >20% more vs. traditional guests and have higher frequency.
- Drive sales mix to our own, higher margin digital channels.

Brand Benefits

- Modern brand halo.
- Personalized guest experience.
- 1st party guest data.


$147M
$329M
$442M
$494M
Kiosk
Digital
2019
2020
2021
2022
26%
65%
62%
57%
Digital + Kiosk Mix

1. Long-term guidance and targets are based on guidance given in the Shake Shack Registration Statement on Form S-1 filed in 2015.
2. Cash-on-cash returns are measured with AUV and Shack-level operating margins in third full calendar year since opening.

19

GUEST QUOTES

FROM FOURTH QUARTER 2022 OPENINGS

"I'm so glad to see a @shakeshack in the City of Baton Rouge. I remember falling in love with @shakeshack at the @perimetermall in GA. The housewarming was amazing, and the food came out non-stop. I left @shakeshack so full."

via Twitter

"😲OMG U DID IT TO ME @shakeshack Thank U infinity for putting a Shakeshack in Chapel Hill NC.. from your Brooklyn NY native.."

via Twitter

"Shake Shack is finally at Stonestown! Spent a rainy afternoon at our favorite burger spot. Stand For Something Good. 👍 #shakeshack #bayarea"

via Twitter

"Lunch at the new Shake Shack by Rosedale Mall. @shakeshack invited us to check them out and we happily obliged. One thing my boys will do is eat. We enjoyed their burgers, fries, lemonade, and holiday shakes. It was a lot of fun! And Mighty Delicious!!"

via Twitter

"I had the best drive thru service today at the new shake shack in Canton. I hope those girls had a wonderful day"

via Twitter

20

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 22 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2023, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, 2023 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2021 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 23 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Shack-level operating profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Year Ended	
	December 28, 2022	December 29, 2021
Shacks in the comparable base	179	157
Shack counts (at end of period):		
System-wide total	436	369
Domestic Company-operated	254	218
Licensed total	182	151
Domestic Licensed	33	25
International Licensed	149	126

Development Highlights

During fiscal 2022, we opened 36 new domestic Company-operated Shacks and 33 new licensed Shacks. There were two permanent international licensed Shack closures and no permanent domestic Company-operated Shack closures in fiscal 2022. Below are Shacks opened during the fourth quarter of 2022.

Location	Type	Opening
Mexico City, MX — Mitikah	International	9/29/2022
Phelps, NY — Junius Ponds Travel Plaza	Domestic	10/6/2022
Beverly Hills, CA — Beverly Hills	Domestic	10/7/2022
Bishan, Singapore — Junction 8	International	10/13/2022
Manila, Philippines — Mall of Asia	International	10/21/2022
Jamaica, NY — Jamaica Ave	Domestic	10/24/2022
Boca Raton, FL — Town Center at Boca	Domestic	10/26/2022
Osaka, Japan — Universal Studios Japan	International	10/27/2022
Hingham, MA — Derby Street Shoppes	Domestic	10/28/2022
Indianapolis, IN — Indianapolis International Airport	Domestic	11/1/2022
Orlando, FL — Orlando International Airport	Domestic	11/1/2022
Sterling Heights, MI — Sterling Heights	Domestic	11/4/2022
Nanjing, China — Nanjing, MixC	International	11/5/2022
Los Angeles, CA — Silverlake	Domestic	11/7/2022
Baton Rouge, LA — Baton Rouge	Domestic	11/14/2022
Brookfield, WI — Brookfield	Domestic	11/17/2022
Roseville, MN — Rosedale Center	Domestic	11/18/2022
Suzhou, China — Suzhou Center	International	11/19/2022
Edison, NJ — Menlo Park	Domestic	11/26/2022
Jersey City, NJ — Newport Centre	Domestic	11/30/2022
Doha, Qatar — Doha City Center	International	11/30/2022
Bucheon, South Korea — Bucheon	International	12/2/2022
Fort Worth, TX — Westbend	Domestic	12/3/2022
Plano, TX — Park and Preston	Domestic	12/5/2022
Boston, MA — Prudential Center	Domestic	12/5/2022
Baltimore, MD — Canton	Domestic	12/14/2022
San Jose, CA — Westfield Oakridge	Domestic	12/15/2022
Atlanta, GA — West Midtown	Domestic	12/20/2022
San Francisco, CA — Stonestown Galleria	Domestic	12/22/2022
Chapel Hill, NC — Chapel Hill	Domestic	12/22/2022
Beijing, China — Hopson One	International	12/22/2022
Shanghai, China — QingPu Outlets	International	12/23/2022
Canoga Park, CA — Westfield Topanga	Domestic	12/27/2022
Brooklyn, NY — Kings Plaza	Domestic	12/27/2022
Springfield, PA — Springfield	Domestic	12/27/2022

24

B A L A N C E S H E E T S ( U N A U D I T E D ) 25 December 28, December 29, 2022 2021 ASSETS Current assets: Cash and cash equivalents 230,521$ 302,406$ Marketable securities 80,707 80,000 Accounts receivable, net 13,877 13,657 Inventories 4,184 3,850 Prepaid expenses and other current assets 14,699 9,763 Total current assets 343,988 409,676 Property and equipment, net of accumulated depreciation of $290,362 and $222,768 respectively 467,031 389,386 Operating lease assets 367,488 347,277 Deferred income taxes, net 300,538 298,668 Other assets 15,817 12,563 TOTAL ASSETS 1,494,862$ 1,457,570$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 20,407$ 19,947$ Accrued expenses 47,945 36,892 Accrued wages and related liabilities 17,576 14,638 Operating lease liabilities, current 42,238 35,519 Other current liabilities 19,552 14,501 Total current liabilities 147,718 121,497 Long-term debt 244,589 243,542 Long-term operating lease liabilities 427,227 400,113 Liabilities under tax receivable agreement, net of current portion 234,893 234,045 Other long-term liabilities 20,687 22,773 Total liabilities 1,075,114 1,021,970 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of December 28, 2022 and December 29, 2021. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,284,998 and 39,142,397 shares issued and outstanding as of December 28, 2022 and December 29, 2021, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,869,513 and 2,921,587 shares issued and outstanding as of December 28, 2022 and December 29, 2021, respectively. 3 3 Additional paid-in capital 415,611 405,940 Retained earnings (accumulated deficit) (20,537) 3,554 Accumulated other comprehensive income (loss) - 1 Total stockholders' equity attributable to Shake Shack, Inc. 395,116 409,537 Non-controlling interests 24,632 26,063 Total equity 419,748 435,600 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,494,862$ 1,457,570$ (in thousands, except per share amounts)

STATEMENTS OF LOSS
(UNAUDITED)

(in thousands, except per share amounts)	Fiscal Quarter Ended December 28, 2022		Fiscal Quarter Ended December 29, 2021		Fiscal Year Ended December 28, 2022		Fiscal Year Ended December 29, 2021	
Shack sales	$ 229,924	96.4%	$ 195,879	96.4%	$ 869,270	96.5%	$ 714,989	96.6%
Licensing revenue	8,605	3.6%	7,377	3.6%	31,216	3.5%	24,904	3.4%
TOTAL REVENUE	238,529	100.0%	203,256	100.0%	900,486	100.0%	739,893	100.0%
Shack-level operating expenses[1]:								
Food and paper costs	67,939	29.5%	60,790	31.0%	261,584	30.1%	218,262	30.5%
Labor and related expenses	66,404	28.9%	57,893	29.6%	257,358	29.6%	215,114	30.1%
Other operating expenses	34,103	14.8%	29,200	14.9%	130,869	15.1%	103,232	14.4%
Occupancy and related expenses	18,238	7.9%	15,801	8.1%	68,508	7.9%	59,228	8.3%
General and administrative expenses	31,750	13.3%	25,561	12.6%	118,790	13.2%	85,996	11.6%
Depreciation and amortization expense	19,207	8.1%	15,610	7.7%	72,796	8.1%	58,991	8.0%
Pre-opening costs	6,474	2.7%	4,524	2.2%	15,050	1.7%	13,291	1.8%
Impairment and loss on disposal of assets	728	0.3%	370	0.2%	2,425	0.3%	1,632	0.2%
TOTAL EXPENSES	244,843	102.6%	209,749	103.2%	927,380	103.0%	755,746	102.1%
LOSS FROM OPERATIONS	(6,314)	(2.6)%	(6,493)	(3.2)%	(26,894)	(3.0)%	(15,853)	(2.1)%
Other income, net	2,396	1.0%	(62)	– %	4,127	0.5%	95	– %
Interest expense	(373)	(0.2)%	(353)	(0.2)%	(1,518)	(0.2)%	(1,577)	(0.2)%
LOSS BEFORE INCOME TAXES	(4,291)	(1.8)%	(6,908)	(3.4)%	(24,285)	(2.7)%	(17,335)	(2.3)%
Income tax expense (benefit)	6,780	2.8%	3,441	1.7%	1,682	0.2%	(7,224)	(1.0)%
NET LOSS	(11,071)	(4.6)%	(10,349)	(5.1)%	(25,967)	(2.9)%	(10,111)	(1.4)%
Less: Net loss attributable to non-controlling interests	(354)	(0.1)%	(619)	(0.3)%	(1,876)	(0.2)%	(1,456)	(0.2)%
NET LOSS ATTRIBUTABLE TO SHAKE SHACK INC.	$ (10,717)	(4.5)%	$ (9,730)	(4.8)%	$ (24,091)	(2.7)%	$ (8,655)	(1.2)%
Loss per share of Class A common stock:								
Basic	$ (0.27)		$ (0.25)		$ (0.61)		$ (0.22)	
Diluted	$ (0.27)		$ (0.25)		$ (0.61)		$ (0.22)	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,283		39,141		39,237		39,085	
Diluted	39,283		39,141		39,237		39,085	

(1) As a percentage of Shack sales.

26

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 27 December 28, December 29, 2022 2021 OPERATING ACTIVITIES Net loss (including amounts attributable to non-controlling interests) (25,967)$ (10,111)$ Adjustments to reconcile net loss to net cash provided by operating activities Depreciation and amortization expense 72,796 58,991 Amortization of debt issuance costs 1,047 867 Amortization of cloud computing asset 1,500 1,245 Non-cash operating lease cost 58,801 50,888 Equity-based compensation 13,326 8,703 Deferred income taxes (3,357) (10,379) Non-cash interest expense 218 353 (Gain) loss on sale of marketable securities — 5 Impairment and loss on disposal of assets 2,425 1,632 Other non-cash expense (income) (1) (4) Unrealized loss on equity securities 158 277 Changes in operating assets and liabilities: Accounts receivable 9,139 (4,193) Inventories (334) (962) Prepaid expenses and other current assets (2,473) 4,913 Other assets (8,065) (2,722) Accounts payable 3,541 (6,450) Accrued expenses 4,707 7,175 Accrued wages and related liabilities 2,859 4,200 Other current liabilities 8,541 (1,166) Operating lease liabilities (61,364) (43,417) Other long-term liabilities (756) (1,443) NET CASH PROVIDED BY OPERATING ACTIVITIES 76,741 58,402 INVESTING ACTIVITIES Purchases of property and equipment (142,559) (101,495) Purchases of marketable securities (865) (47,399) Sales of marketable securities — 4,004 NET CASH USED IN INVESTING ACTIVITIES (143,424) (144,890) FINANCING ACTIVITIES Proceeds from issuance of convertible notes, net of discount — 243,750 Deferred financing costs — (169) Payments on principal of financing leases (2,974) (2,694) Distributions paid to non-controlling interest holders (410) (968) Debt issuance costs — (1,075) Net proceeds from stock option exercises 424 6,731 Employee withholding taxes related to net settled equity awards (2,242) (3,554) NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (5,202) 242,021 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (71,885) 155,533 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 302,406 146,873 CASH AND CASH EQUIVALENTS AT END OF PERIOD 230,521$ 302,406$ Fiscal Year Ended

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 28 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack- level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack-level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Fiscal Quarter Ended December 28, 2022	Fiscal Quarter Ended December 29, 2021	Fiscal Year Ended December 28, 2022	Fiscal Year Ended December 29, 2021
Loss from operations	$ (6,314)	$ (6,493)	$ (26,894)	$ (15,853)
Less:				
Licensing revenue	8,605	7,377	31,216	24,904
Add:				
General and administrative expenses	31,750	25,561	118,790	85,996
Depreciation and amortization expense	19,207	15,610	72,796	58,991
Pre-opening costs	6,474	4,524	15,050	13,291
Impairment and loss on disposal of assets[1]	728	370	2,425	1,632
Shack-level operating profit	$ 43,240	$ 32,195	$ 150,951	$ 119,153
Total revenue	238,529	203,256	900,486	739,893
Less: Licensing revenue	8,605	7,377	31,216	24,904
Shack sales	$ 229,924	$ 195,879	$ 869,270	$ 714,989
Shack-level operating profit margin[2,3]	18.8%	16.4%	17.4%	16.7%

(1) For the thirteen and fifty-two weeks ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(2) For the fifty-two weeks ended December 28, 2022, Shack-level operating profit margin includes a $1,281 cumulative catch-up adjustment for gift card breakage income,

(3) As a percentage of Shack sales.

29

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, deferred lease cost, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. Adjusted EBITDA Margin Adjusted EBITDA margin, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 30

ADJUSTED EBITDA

(dollar amounts in thousands)	Fiscal Quarter Ended		Fiscal Year Ended	
	December 28, 2022	December 29, 2021	December 28, 2022	December 29, 2021
Net loss	$ (11,071)	$ (10,349)	$ (25,967)	$ (10,111)
Depreciation and amortization expense	19,207	15,610	72,796	58,991
Interest expense, net	373	353	1,518	1,577
Income tax expense (benefit)	6,780	3,441	1,682	(7,224)
EBITDA	15,289	9,055	50,029	43,233
Equity-based compensation	3,171	2,740	13,326	8,703
Amortization of cloud-based software implementation costs	420	310	1,500	1,245
Deferred lease costs[1]	(339)	8	(2,247)	245
Impairment and loss on disposal of assets[2]	728	370	2,425	1,632
Legal settlements	(40)	(59)	6,710	560
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Executive transition costs	34	-	34	179
Debt offering related costs[3]	-	(5)	-	231
Other income related to adjustment of liabilities under tax receivable agreement	-	(2)	-	(2)
Adjusted EBITDA	$ 19,263	$ 12,417	$ 70,496	$ 56,026
Adjusted EBITDA margin[4]	8.1%	6.1%	7.8%	7.6%

(1) Reflects the extent to which lease expense is greater than or less than contractual fixed base rent.

(2) For the fourth quarter and fiscal year ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(3) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(4) Calculated as a percentage of Total revenue, which was $238.5 million and $900.5 million for the thirteen and fifty-two weeks ended December 28, 2022, respectively, and $203.3 million and $739.9 million for the thirteen and fifty-two weeks ended December 29, 2021, respectively.

31

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings (loss) per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income (loss) by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 32

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Fiscal Quarter Ended December 28, 2022	Fiscal Quarter Ended December 29, 2021	Fiscal Year Ended December 28, 2022	Fiscal Year Ended December 29, 2021
Numerator:				
Net loss attributable to Shake Shack Inc.	$ (10,717)	$ (9,730)	$ (24,091)	$ (8,655)
Adjustments:		-		
Reallocation of Net loss attributable to non-controlling interests from the assumed exchange of LLC Interests[1]	(354)	(619)	(1,876)	(1,456)
Legal settlements	(40)	(59)	6,710	560
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Asset impairment charge[2]	99	-	99	-
Executive transition costs	34	-	34	179
Debt offering related costs[3]	-	(5)	-	231
Other income related to the adjustment of liabilities under tax receivable agreement	-	(2)	-	(2)
Revolving Credit Facility amendments related costs[4]	-	-	-	323
Tax impact of above adjustments[5]	8,420	5,647	7,498	6,175
Adjusted pro forma net loss	$ (2,558)	$ (4,768)	$ (12,907)	$ (2,645)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	39,283	39,141	39,237	39,085
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[1]	2,870	2,922	2,892	2,927
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	42,153	42,063	42,129	42,012
Adjusted pro forma loss per fully exchanged share—diluted	$ (0.06)	$ (0.11)	$ (0.31)	$ (0.06)

	Fiscal Quarter Ended December 28, 2022	Fiscal Quarter Ended December 29, 2021	Fiscal Year Ended December 28, 2022	Fiscal Year Ended December 29, 2021
Loss per share of Class A common stock—diluted	$ (0.27)	$ (0.25)	$ (0.61)	$ (0.22)
Assumed exchange of LLC Interests for shares of Class A common stock[1]	0.01	-	(0.01)	(0.02)
Non-GAAP adjustments[6]	0.20	0.14	0.31	0.18
Adjusted pro forma loss per fully exchanged share—diluted	$ (0.06)	$ (0.11)	$ (0.31)	$ (0.06)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net loss attributable to non-controlling interests.

(2) For the fourth quarter and fiscal year ended December 28, 2022, this amount includes a non-cash impairment charge of $0.1 million related to one Shack.

(3) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(4) Expense incurred in connection with the Company's amendments on the Revolving Credit Facility, including the write-off of previously capitalized costs on the Revolving Credit Facility.

(5) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 39.1% and 31.1% for the fourth quarter and fiscal year ended December 28, 2022, respectively, and 31.6%% and 83.5%% for the fourth quarter and fiscal year ended December 29, 2021, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(6) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted Pro Forma Net Loss above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 34

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended December 28, 2022 Income Tax Expense (Benefit)	Fiscal Quarter Ended December 28, 2022 Income (Loss) Before Income Taxes	Fiscal Quarter Ended December 28, 2022 Effective Tax Rate	Fiscal Year Ended December 28, 2022 Income Tax Expense (Benefit)	Fiscal Year Ended December 28, 2022 Income Before Income Taxes	Fiscal Year Ended December 28, 2022 Effective Tax Rate
As reported	$ 6,780	$ (4,291)	-158.0%	$ 1,682	$ (24,285)	-6.9%
Non-GAAP adjustments (before tax):						
Legal settlement	-	(40)	-	-	6,710	-
Gift Card Adjustment	-	-	-	-	(1,281)	-
Executive transition costs	-	34	-	-	34	-
Impairments	-	99	-	-	99	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(8,420)	-	-	(7,498)	-	-
Adjusted pro forma	$ (1,640)	$ (4,198)	39.1%	$ (5,816)	$ (18,723)	31.1%
Less:						
Net tax impact from stock-based compensation	22	-	-	(431)	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ (1,618)	$ (4,198)	38.5%	$ (6,247)	$ (18,723)	33.40%

2021 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Fiscal Quarter Ended December 29, 2021 Income Tax Expense (Benefit)	Fiscal Quarter Ended December 29, 2021 Income (Loss) Before Income Taxes	Fiscal Quarter Ended December 29, 2021 Effective Tax Rate	Fiscal Year Ended December 29, 2021 Income Tax Expense	Fiscal Year Ended December 29, 2021 Income Before Income Taxes	Fiscal Year Ended December 29, 2021 Effective Tax Rate
As reported	$ 3,441	$ (6,908)	-49.8%	$ (7,224)	$ (17,335)	41.7%
Non-GAAP adjustments (before tax):						
Debt offering related costs	-	(5)	-	-	231	-
Revolving Credit Facility amendment-related costs	-	-	-	-	323	-
Legal settlement	-	(59)	-	-	560	-
Executive transition costs	-	-	-	-	179	-
TRA Liability	-	(2)	-	-	(2)	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(5,647)	-	-	(6,175)	-	-
Adjusted pro forma	$ (2,206)	$ (6,974)	31.6%	$ (13,399)	$ (16,044)	83.5%
Less:						
Windfall tax benefits from stock-based compensation	52	-	-	8,578	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ (2,154)	$ (6,974)	30.9%	$ (4,821)	$ (16,044)	30.00%

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION